UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2009

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2009, Hansen Natural Corporation (“Hansen”) issued a press release relating to its financial results for the third quarter ended September 30, 2009, a copy of which is furnished as Exhibit 99.1 hereto. The press release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of Hansen’s Quarterly Report on Form 10-Q.

On November 5, 2009, Hansen will conduct a conference call at 2:00 p.m. Pacific Standard Time. The call will be open to interested investors through a live audio web broadcast via the internet at www.hansens.com and www.opencompany.info. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on both websites.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1 Press Release dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: November 5, 2009	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer